SCHEDULE 14A
                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                              (Amendment No. ____)


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Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary  Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
    6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         Provident Financial Group, Inc.
               -------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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

                         PROVIDENT FINANCIAL GROUP, INC.
                             One East Fourth Street
                             Cincinnati, Ohio 45202


                            Notice of Annual Meeting
                               and Proxy Statement


Dear Shareholder:

We invite you to attend our annual meeting of shareholders on May 20, 1999 in Cincinnati, Ohio. At the meeting, you will hear a report on our operations and have a chance to meet your directors and executive officers.

This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how the Board operates and gives personal information about our director candidates.

Even if you only own a few shares, we want your shares to be represented at the meeting. I urge you to complete, sign, date and promptly return your proxy card in the enclosed envelope.

Sincerely yours,


Robert L. Hoverson
President and Chief Executive Officer


April 16, 1999

                            NOTICE OF ANNUAL MEETING
                                       OF
                 SHAREHOLDERS OF PROVIDENT FINANCIAL GROUP, INC.


Time:             9:00 a.m., Eastern Time


Date:             May 20, 1999


Place:            Provident Tower
                  Third Floor
                  One East Fourth Street
                  Cincinnati, Ohio  45202


Purpose:          Elect Directors
                  Conduct other business if properly raised

         Only shareholders of record on March 31, 1999 may vote at the meeting. The approximate mailing date of this Proxy Statement and accompanying Proxy Card is April 16, 1999.

         Your vote is important. Please complete, sign, date, and promptly return your proxy card in the enclosed envelope.



Mark E. Magee
Secretary

April 16, 1999

GENERAL INFORMATION

Who may vote

Shareholders of Provident, as recorded in our stock register on March 31, 1999, may vote at the meeting. On that date, Provident had 42,582,179 shares of Common Stock outstanding.

How to vote

You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

How proxies work

Provident's Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some, or none of our director candidates.

If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of our director candidates.

You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. And if you hold shares through someone else, such as a stockbroker, you may get material from them asking how you want to vote.

Revoking a proxy

You may revoke your proxy before it is voted by submitting a new proxy with a later date, by voting in person at the meeting, or by notifying Provident's Secretary in writing at the address under "Questions?" on page 11.

Quorum

In order to carry on the business of the meeting, we must have a quorum. This means at least 35 percent of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person.

Votes needed

The seven director candidates receiving the most votes will be elected to fill the seats on the Board. Approval of any other proposals requires the favorable vote of a majority of the votes cast. Only votes for or against a proposal count. Abstentions and broker non-votes count for quorum purposes but not for voting purposes. Broker non-votes occur when a broker returns a proxy card but does not have authority to vote on a particular proposal.

Other matters

Any other matters considered at the meeting, including adjournment, will require the affirmative vote of a majority of shares voting.

Voting by proxy

All proxies properly signed will, unless a different choice is indicated, be voted "FOR" the election of all nominees for Directors proposed by the Board of Directors.

If any other matters come before the meeting or any adjournment, each proxy will be voted in the discretion of the individuals named as proxies on the card.

ELECTION OF DIRECTORS
(Item 1 on the Proxy Card)

The Board of Directors oversees the management of the Company on your behalf. The Board reviews Provident's long-term strategic plans and exercises direct decision-making authority in key areas such as choosing the Chief Executive Officer, setting the scope of his authority to manage the company's business day to day, and evaluating management's performance.

The Board is nominating for reelection all of the following seven current directors: Jack M. Cook, Thomas D. Grote, Jr., Robert L. Hoverson, Philip R. Myers, Joseph A. Pedoto, Sidney A. Peerless, and Joseph A. Steger.

Proxies solicited by the Board will be voted for the election of these nominees. All directors elected at the meeting will be elected to hold office until the next annual meeting. In voting to elect directors, shareholders are entitled to cumulate their votes and to give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by the shareholder, or to distribute their votes on the same principle among as many candidates as the shareholder sees fit. In order to invoke cumulative voting, notice of cumulative voting must be given in writing by a shareholder to the Secretary of Provident not less than 48 hours prior to the meeting. The proxies solicited include discretionary authority to cumulate their votes.

Five of our seven nominees are not Provident employees. Only non-employee directors serve on Provident's Audit and Compensation committees. All Provident directors are elected for one-year terms. Personal information on each of our nominees is given below.

The Board met 11 times last year. The Executive Committee is authorized, under Ohio law and Provident's Code of Regulations, to perform substantially all of the functions of the Board of Directors. The Executive Committee took written action on 2 occasions during 1998.

If a director nominee becomes unavailable before the election, your proxy card authorizes us to vote for a replacement nominee if the Board names one.

Nominees receiving the highest number of votes cast for the positions to be filled will be elected.

NOMINEES

The Board recommends you vote FOR each of the following candidates:

Jack M. Cook             Since January of 1995, Mr. Cook has served as President
Age 54                   and  Chief  Executive  Officer  of  Health  Alliance of
Director since 1992      Greater Cincinnati,  which includes Christ, University,
                         Jewish and St. Luke Hospitals. Prior to that, he served
                         as President and Chief  Executive   Officer  of  Christ
                         Hospital,  and Director and Chief Executive  Officer of
                         University  Hospital.  Mr.  Cook  serves  on the  Audit
                         Committee.

Thomas D. Grote, Jr.     Mr. Grote has served as President of Grote Enterprises,
Age 44                   LLC, a management  consulting firm providing consulting
Director since 1991      services   to  the   construction   and   real   estate
                         industries,  since  January,  1998.  Prior to that, Mr.
                         Grote  served as President of the Thomas J. Dyer Co., a
                         mechanical   contractor.   Mr.   Grote  serves  on  the
                         Compensation Committee.

Robert L. Hoverson       Mr.  Hoverson  has  served  as   President  and   Chief
Age 57                   Executive Officer of Provident and The  Provident  Bank
Director since 1998      since May, 1998.  Mr.  Hoverson  served as  Senior Vice
                         President of Provident from August, 1992 to May, 1998, and served as Executive Vice President of The Provident
                         Bank from September, 1985 to May, 1998. Mr. Hoverson serves as Chairman of the Executive Committee.

Philip R. Myers          Mr. Myers has served as  an Executive Vice President of
Age 56                   Provident since November, 1998 and as  Senior Executive
Director since 1982      Vice  President  of The Provident Bank since September,
                         1984.  Mr. Myers served  as  Senior  Vice  President of
                         Provident from May, 1992 to November, 1998. Mr. Myers serves on the Executive Committee.

Joseph A. Pedoto         Mr. Pedoto  has  served  as President of JLM Financial,
Age 57                   Inc., a  financial  consulting  firm,  since 1990.  Mr.
Director since 1980      Pedoto  serves  on  the  Executive   and   Compensation
                         Committees. Mr. Pedoto's service as a Director of Provident was interrupted from September, 1991 to August, 1993.

Sidney A. Peerless       Dr.   Peerless   is   a   practicing   medical   doctor
Age 77                   specializing  in  diseases of the ear, nose and throat.
Director since 1980      Dr.  Peerless is  a  Vice  President and shareholder of
                         E.N.T. Associates of Cincinnati, Inc., for which he practices medicine. Dr. Peerless is Chairman of the Audit and Compensation Committees.

Joseph A. Steger         Dr.  Steger   has   served  as  the  President  of  the
Age 62                   University of Cincinnati  since 1984. He also serves as
Director since 1992      a Director of Milacron, Inc.  Dr. Steger serves on  the
                         Audit Committee.




DIRECTOR COMPENSATION

Non-employee directors receive $15,000 per year for serving as a director and as members of committees of the Board. They also receive $1,000 for each director or committee meeting attended, except if a committee meeting occurs by telephone or on the same day as a directors' meeting, in which case, the committee meeting fee is $600. Directors who are employees of Provident are not separately compensated for serving as directors. Non-employee directors may postpone the receipt of from 5% to 100% of their Board compensation. Amounts deferred may be invested in a Provident Common Stock Account, in which case the Account is credited annually with a percentage of Provident's pre-tax earnings per share for each share of Provident Common Stock in the Account, with the percentage to be credited depending upon Provident's return on equity.

Each non-employee director is also granted a non-qualified option to purchase 1,000 shares of Common Stock at the time of election or re-election to the Board of Directors, with the exercise price being the average of the closing bid and ask prices on the last trading date immediately prior to the date of grant. Non-employee directors with ten years of service as a director receive annual retirement benefits equal to the fees paid during the 12 months immediately preceding the retirement date, with payments to commence at retirement or 65th birthday, whichever is later. Retirement benefits will be paid for a period of years equal to the number of the director's years of service, divided by three.

BOARD COMMITTEES

The Board appoints committees to help carry out its duties. In particular, Board committees work on key issues in greater detail than would be possible at full Board meetings. Each committee reviews the results of its meetings with the full Board. The Board of Directors does not have a nominating committee.

The Audit Committee is responsible for reviewing with the independent auditors the plans and results of the audit engagement of Provident and reviewing the scope and results of the procedures for internal auditing. The Committee is authorized generally to superintend the administration of the Internal Audit Department, which has the responsibility to perform internal audit functions for Provident and its subsidiaries

Committee members: Messrs. Cook, Peerless (Chairman) and Steger.

Meetings last year: 7

The  Compensation  Committee is responsible for  establishing  compensation  for
management  and  administering  the  Company's  stock  option  plans,   deferred
compensation plans and supplemental executive retirement plan.

Committee members: Messrs. Grote, Pedoto and Peerless (Chairman).

Meetings last year: 5
Actions taken in writing last year: 9

PRINCIPAL SHAREHOLDERS

The following persons are the only shareholders known by the Company to own beneficially 5% or more of its outstanding Common Stock as of March 31, 1999:



  Name and Address of              Amount and Nature of
   Beneficial Owner                Beneficial Ownership    Percent of Class (a)
---------------------------------  --------------------  -----------------------

American Financial Group, Inc.      6,428,874 (b)                14.8
Carl H. Lindner                     1,246,571 (c) (d)             2.9
Carl H. Lindner III                 2,584,769 (c) (e)             6.1
S. Craig Lindner                    2,908,136 (c) (f)             6.8
Keith E. Lindner                    2,900,132 (c) (g)             6.8
 One East Fourth Street
 Cincinnati, Ohio 45202
--------------------------------------------------------------------------------

Robert D. Lindner                   2,354,330 (h)                 5.5
 3955 Montgomery Road
 Cincinnati, Ohio 45212
--------------------------------------------------------------------------------

Paul V. Muething                    2,705,553 (i)                 6.4
 One East Fourth Street
 Cincinnati, Ohio 45202
--------------------------------------------------------------------------------

(a) The percentages of outstanding shares of Common Stock beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) by Carl H. Lindner III, S. Craig Lindner and Keith E. Lindner are 5.3%, 5.9% and 8.5%, respectively, after attributing the shares held in various trusts for the benefit of the minor children of Carl H. Lindner III and S. Craig Lindner (for which Keith E. Lindner acts as trustee with voting and dispositive power) to Keith E. Lindner.

(b) Includes 5,440,674 shares held by subsidiaries of American Financial Group, Inc. ("AFG") and 988,200 shares issuable upon conversion of Provident's Series D Convertible Preferred stock held by an AFG subsidiary. Carl H. Lindner, Carl H. Lindner III, S. Craig Lindner, Keith E. Lindner and trusts for their benefit (collectively the "Lindner Family"), are the beneficial owners of approximately 44% of AFG's common stock, and share with AFG voting and dispositive power with respect to the shares of Provident Common Stock beneficially owned by AFG. The Lindner Family and AFG may be deemed to be controlling persons of Provident.

(c)  Excludes 6,428,874 shares of Common Stock beneficially owned by AFG.

(d) Includes 1,014,164 shares held by his spouse and 151,007 shares held by a foundation over which he has voting and dispositive power.

(e) Includes 5,135 shares held by his spouse individually and as trustee. Includes 308,504 shares which are held in various trusts for the benefit of his minor children for which Keith E. Lindner acts as trustee with voting and dispositive power.

(f) Includes 5,135 shares held by his spouse individually and as trustee, 339,820 shares held by his spouse as custodian for their minor children and 56,726 shares held by a foundation over which he has voting and dispositive power. Includes 389,820 shares which are held in various trusts for the benefit of his minor children for which Keith E. Lindner acts as trustee with voting and dispositive power.

(g) Includes 169,311 shares held by his spouse, 6,818 shares he holds as custodian for his minor children and 340,784 shares held in trusts for the benefit of his minor children, over which he or his spouse have shared voting and dispositive power. This number excludes 698,324 shares (described in footnotes (e) and (f) above), which are held in trusts for the benefit of the minor children of his brothers, Carl H. Lindner III and
     S. Craig Lindner over which Keith E. Lindner has voting and dispositive power but no financial interest.

(h) Includes 366,585 shares held by his spouse and 14,032 shares held by a foundation over which he has voting and dispositive power.

(i) Includes 2,705,328 shares which are held in a trust for the benefit of the family of Carl H. Lindner over which Mr. Muething has sole voting and dispositive power but no pecuniary interest.


DIRECTORS AND EXECUTIVE OFFICERS

This table lists the executive officers and directors of Provident and shows how much common stock each owned on March 31, 1999. Except as described in the footnotes to the table, each person has sole investment and voting power over the shares shown.

                                                        Common
                                                        Stock
                                                     Beneficially
                                                         Owned
 Name and Age                     Position              Amount1     Percentage2
---------------------   --------------------------   ------------   -----------

Robert L. Hoverson      President, Chief Executive        412,635          *
57                       Officer and Director

Philip R. Myers3        Executive Vice President          714,461         1.7%
56                      and Director

Christopher J. Carey4   Executive Vice President               67          *
44                      and Chief Financial Officer

Mark E. Magee5          Vice President, Secretary         125,877          *
51                      and General Counsel

Jack M. Cook            Director                           16,062          *
54

Thomas D. Grote, Jr.    Director                           19,010          *
44

Joseph A. Pedoto6       Director                        1,232,132         2.9%
57

Sidney A. Peerless      Director                           53,554          *
77

Joseph A. Steger        Director                           16,519          *
62

Former Executive Officers

                                                        Common
                                                        Stock
                                                     Beneficially
                                                         Owned
 Name and Age                     Position              Amount1     Percentage2
---------------------   --------------------------   ------------   -----------

Allen L. Davis                      7                    260,553          *
57

John R. Farrenkopf                  8                    154,953          *
             50

Jerry L. Grace                      9                     74,388           *
             57

All Executive Officers and                             3,080,211          7.1
Directors as a Group (12)

1 Including options to purchase common stock currently exercisable or exercisable within 60 days from March 31, 1999 as follows: Mr. Hoverson, 266,925 shares; Mr. Myers, 168,700 shares; Mr. Magee, 68,405 shares; 14,375 shares each for Messrs. Cook, Grote, Peerless and Steger; Mr. Pedoto, 11,000 shares; Mr. Davis, 47,700 shares; Mr. Farrenkopf, 85,788 shares; and Mr. Grace, 52,200 shares;. Includes shares held in Provident's 401(k) Plan, Deferred Compensation Plan and Outside Director Deferred Compensation Plan, over which such persons do not have voting power, collectively, as follows:
     Mr. Hoverson, 62,257 shares; Mr. Myers, 59,301 shares; Mr. Carey, 59,301 shares; Mr. Magee, 19,176 shares; Mr. Grote, 543 shares; Mr. Pedoto, 1,178 shares, Dr. Steger, 676 shares; Mr. Davis, 168 shares; Mr. Farrenkopf, 28,093 shares; and Mr. Grace, 5,736 shares;

2    Ownership of less than 1% is indicated by an asterisk (*).

3 Includes 76,207 shares held by the Philip R. Myers Family Limited Partnership, for which Mr. Myers and his spouse serve as general partners.

4 Mr. Carey joined Provident as Executive Vice President and Chief Financial Officer on November 19, 1998. For the five year period prior to joining Provident, Mr. Carey served as Senior Vice President and Controller of Corestates Financial Corp. and Chief Financial Officer of Corestates Bank.

5 Mr. Magee has served as Vice President and General Counsel of Provident since February, 1989, and Secretary since April, 1990. Mr. Magee has served as Senior Vice President and General Counsel of The Provident Bank since February, 1989, and Secretary since April, 1990.

6 Includes 1,181,250 shares held in Trust under which Mr. Pedoto serves as co-trustee with shared voting and dispositive powers.

7 Mr. Davis resigned as President and Chief Executive Officer effective May 1, 1998 and resigned as Director effective September 17, 1998.

8 Mr. Farrenkopf did not serve as an Executive Officer or Chief Financial Officer of Provident after November 19, 1998.

9 Mr. Grace resigned as Vice President and Treasurer of Provident effective September 18, 1998.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership. Based on a review of the copies of such forms received by it, the Company believes that during the last fiscal year, all of its executive officers, directors and ten percent stockholders complied with the Section 16(a) reporting requirements, with the exception of Messrs. Magee and Peerless who each filed one late report covering one transaction.

SUMMARY COMPENSATION TABLE

                                                        Securities     All Other
Name and                        Annual Compensation    Underlying   Compensation
Principal Position      Year    Salary ($)   Bonus($)  Options (#)        ($)
------------------      ----    ----------   --------  -----------  -----------

Robert L. Hoverson      1998     542,467     500,000     82,500        270,911
President and Chief     1997     435,192     447,120     67,000        304,290
Executive Officer       1996     414,038     414,000     84,375        229,642


Allen L. Davis          1998     243,523       -0-       47,700        117,452
President and Chief     1997     624,454     675,000    100,000        604,370
Executive Officer       1996     593,685     600,000    225,000        480,879
until May 1, 1998


John R. Farrenkopf      1998     174,508     90,000       9,250        116,370
Vice President and      1997     161,539     89,424      27,500        146,364
Chief Financial         1996     150,962     82,600      22,500        115,341
Officer until
November 20, 1998


Jerry L. Grace          1998     154,446       -0-       14,700         53,358
Vice President and      1997     197,212     203,688     37,500        125,929
Treasurer until         1996     186,635     188,600     22,500         90,910
September 18, 1998


Mark E. Magee           1998     181,042     77,000       8,900        101,107
Vice President,         1997     168,039     74,520      22,500        119,592
Secretary and           1996     159,626     69,000      22,500         93,263
General Counsel

Philip R. Myers         1998     471,681     310,000     26,750        223,241
Executive Vice          1997     437,740     289,440     44,000        246,199
President               1996     416,586     268,000     45,000        213,920

1 For 1998, Messrs. Hoverson, Davis and Grace each received contributions of $17,500, Mr. Farrenkopf received $17,954, Mr. Magee received $17,986 and Mr. Myers received $20,024, pursuant to the Employee Stock Ownership Plan. Employer contributions made pursuant to other benefit plans were as follows: 401(k) Plan: Messrs. Hoverson, Davis and Grace, $2,500 each, Mr. Farrenkopf, $2,409 and Mr. Magee, $2,403; the Employee Stock Purchase Plan:
     Mr. Farrenkopf, $444 and Mr. Grace, $143; the Excess Benefit Plan: Mr. Hoverson, $87,769, Mr. Davis, $82,249, Mr. Farrenkopf, $3,469, Mr. Grace, $20,149, Mr. Magee, $2,755, and Mr. Myers, $54,928; the net premiums paid on Provident's Split Dollar Life Insurance Plan: Mr. Hoverson, $31,098, Mr. Farrenkopf, $1,534, Mr. Grace, $5,894, Mr. Magee, $5,463, and Mr. Myers, $20,215; the Deferred Compensation Plan: Mr. Hoverson, $132,044, Mr. Davis, $15,204, Mr. Farrenkopf, $90,559, Mr. Grace, $7,171, Mr. Magee, $72,501,
     and Mr. Myers, $128,075. Mr. Grace received salary continuation and separation benefits of $54,331 in connection with his retirement.

                       OPTION GRANTS IN LAST FISCAL YEAR


                                     % of Total                                        Potential Realized Value
                        Number of     Options                                             at Assumed Annual
                       Securities    Granted to                                      Rates of Price Appreciation
                       Underlying    Employees      Exercise                              for Option Term ($)
                         Options     in Fiscal        Price       Expiration     ------------------------------------
        Names           Granted        1998      ($/Per Share)       Date           0%            5%           10%
---------------------  ----------    ---------   -------------    ----------     --------    -----------    ---------
Robert L. Hoverson       32,500        3.78          46.44         1/22/2008        --           949,191    2,405,435
                         50,000        5.81          54.47         4/22/2008        --         1,712,795    4,340,558

Allen L. Davis           46,700        5.43          46.44         1/22/2008        --         1,363,914    3,456,426
                          1,000         .12          50.50         5/27/2008        --            31,759       80,484

John R. Farrenkopf        1,850         .22          46.44         1/22/2008        --            54,031      136,925
                          7,400         .86          44.12         1/22/2008        17,168       205,327      520,338

Jerry L. Grace            2,150         .25          46.44         1/22/2008        --            62,793      159,129
                         12,550        1.46          44.12         1/22/2008        29,116       348,223      882,465

Mark E. Magee             1,780         .21          46.44         1/22/2008        --            51,986      131,744
                          7,120         .83          44.12         1/22/2008        16,518       197,557      500,649

Philip R. Myers          26,750        3.11          46.44         1/22/2008        --           781,257    1,979,858



         FISCAL 1998 OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES




                                                        Number of Securities
                                                       Underlying Unexercised       Value of Unexercised
                          Shares                             Options at             In-the-Money Options at
                         Acquired       Value                  FY-End                      FY-End
          Name          on Exercise  Realized ($)     Exercisable/Unexercisable   Exercisable/Unexercisable ($)
----------------------  -----------  ------------     -------------------------   -----------------------------
Robert L. Hoverson        135,000      5,146,938              221,525/                   5,446,618/
                                                              197,975                    1,116,847

Allen L. Davis            294,625      8,165,221              47,700/                       -0-/
                                                                -0-                         -0-

John R. Farrenkopf         8,438        322,416               74,688/                    1,787,770/
                                                               49,250                     361,195

Jerry L. Grace            159,750      5,879,750              52,200/                     51,500/
                                                                -0-                         -0-

Mark E. Magee             13,500        547,983               57,375/                    1,310,969/
                                                               44,900                     361,195

Philip R. Myers           135,000      5,116,500              147,175/                   3,642,701/
                                                               95,700                     620,039

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Report of the Compensation Committee

The Compensation Committee of the Board of Directors establishes salaries, bonuses and stock option awards for executive officers on an annual basis. The Committee's policy is to encourage and motivate Provident's executive officers to achieve both short-term and long-term business, financial and community goals, and thereby build shareholder value on a steady but aggressive basis. The Committee believes it important to provide competitive levels of compensation that will enable Provident to attract and retain the most qualified executives and to provide incentive plans that emphasize stock ownership, thus aligning more closely the interests of management with those of shareholders.

The Committee has established three primary components which it utilizes in setting annual compensation levels, namely:

         o   Base Compensation
         o   Annual Bonuses
         o   Stock Option Grants

In establishing compensation levels for 1998, the Committee utilized executive compensation surveys which the Committee believes are appropriate. In addition, the Committee reviewed compensation levels paid by Midwest-based bank holding companies of similar asset size. The Committee sets the levels of executive compensation at the high end of the ranges described in the surveys.

Compensation in excess of $1,000,000 per year paid to the Chief Executive Officer of a company as well as the other executive officers listed in the compensation table is not deductible for Federal income tax purposes unless it is "performance-based" and approved by shareholders. The Committee does not believe these limitations should interfere with the application of policies which guide its compensation decisions.

Base compensation

In establishing base salaries for 1998 the Committee took into account each particular executive officer's level of responsibility and potential for future responsibilities, salary levels of competitors for similar functions and Provident's results of operations in 1997. The Committee also took into account the recommendations of the President for executive officers other than himself in establishing base salaries.

Bonuses and stock options

Bonuses for 1998, other than for the President, were based primarily on recommendations made by the President, the Committee's review of bonus awards paid by the banking institutions included in the surveys and the Committee's evaluation of Provident's performance and the relative contributions to that performance by the executive officers to whom bonuses were awarded. While the bonus awards were based on Provident's performance, they were not tied to specific performance objectives.

Awards of stock options are made by the Committee to motivate long-term future performance and as a reward for past performance, consistent with the purposes set forth in Provident's 1997 Stock Option Plan.

Chief Executive Officer

In determining the compensation paid to Allen L. Davis, who served as Provident's Chief Executive Officer until May 1, 1998, and Robert L. Hoverson, who succeeded him, the Committee utilized each of the components described above for executive officers. In this regard, the Committee established Mr. Davis' salary level for 1998 and his stock option awards for 1998 based on its evaluation of not only Provident's financial performance, but also on the Committee's evaluation of Mr. Davis' creative abilities in planning for and leading Provident during 1997, and setting Provident on a course of aggressive, sustained and soundly managed growth and profitability. The Committee made a similar evaluation of Provident's financial performance and Mr. Hoverson's contributions in leading Provident during 1998, in establishing the amount of his bonus and stock option awards for 1998. In determining the salary increase and stock option awards for Mr. Hoverson, upon his being named President and Chief Executive Officer to succeed Mr. Davis on May 1, 1998, the Committee evaluated the responsibilities associated with the position, Mr. Hoverson's overall level of experience and past performance and competitive practice. While the compensation for Messrs. Davis and Hoverson was based on Provident's performance, it was not tied to specific performance objectives.

Compensation Committee of the Board of Directors:

         Sidney A. Peerless, Chairman
         Thomas D. Grote, Jr.
         Joseph A. Pedoto

FINANCIAL PERFORMANCE

     The graph below summarizes the cumulative return experienced by Provident's shareholders over the years 1993 through 1998, compared to the NASDAQ Index and the Keefe, Bruyette & Woods 50 Bank Index which is a market-capitalization weighted bank stock index that includes all money-center banks and most major regional bank holding companies, and is a widely available index. The number of companies comprising the KBW 50 Index allows ready comparisons of Provident's stock with an industry standard. Provident is not included in the KBW 50 Index.

                               1993     1994     1995     1996     1997     1998
                               ----     ----     ----     ----     ----     ----

Provident Financial Group      100       104      146      239      341      274
Nasdaq Market Index            100        98      138      170      209      293
Peer Group                     100      94.9    152.0    215.0    314.3    340.3

CERTAIN TRANSACTIONS

Provident and its subsidiaries, in their normal course of business have had and, to the extent permitted by applicable regulations and other regulatory restrictions expect to continue to have, transactions with Provident's directors, officers, principal shareholders and affiliates of such persons including American Financial Group, Inc. ("AFG"), United Dairy Farmers, Inc. and their subsidiaries. All such transactions are and will be on terms no less favorable to Provident than those which could be obtained with non-affiliated parties.

A subsidiary of AFG provides security guard and surveillance services at Provident's main office for which Provident was charged $100,000 in 1998. Provident leases its main banking and corporate offices from a trust for the benefit of a subsidiary of AFG. Provident was charged rent under the leases of $2,284,000 in 1998. Provident also leases branch locations, ATM locations and certain equipment from principal shareholders and their affiliates, for which it was charged rentals of $302,000 in 1998. Provident purchased payroll services from a subsidiary of AFG, for which it was charged $64,000 in 1998. During 1998, $3,224,000 was paid by or on behalf of Provident for legal services to Keating, Muething & Klekamp, PLL, of which Paul V. Muething is a partner.

Certain of the principal shareholders, directors and executive officers of Provident maintain investments in Provident commercial paper. The average month-end commercial paper balances for such persons (including commercial paper held by corporations they control, members of their immediate families and trusts for their benefit) for 1998 were as follows: Allen L. Davis (only for the period during which he was an executive officer or director), $72,000; Carl H. Lindner, $3,622,000; Keith E. Lindner, $2,296,000; Robert D. Lindner, $2,704,000; siblings of Carl H. Lindner and Robert D. Lindner, $7,616,000; and Philip R. Myers, $86,000.

Loans and lines of credits were extended by Provident Bank in 1998 to certain of Provident's executive officers, directors, principal shareholders, affiliates of such persons and to members of their families. Management believes that such loans and lines of credit were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. During 1998, the highest month-end outstanding balances of loans to principal shareholders of Provident and their related interests were as follows:
AFG, $6,476,000; Carl H. Lindner,  $2,129,000;  Robert D. Lindner,  $13,564,000;
siblings of Carl H. Lindner and Robert D. Lindner, $13,462,000; Keith E. Lindner, $148,000; S. Craig Lindner, $2,264,000; and Paul V. Muething,
$5,029,000. Carl H. Lindner III did not have month-end balances exceeding $60,000 during 1998. In addition, subsidiaries of Provident Bank have entered into various automobile and equipment leases with AFG and a brother-in-law of S. Craig Lindner from time to time on market terms and conditions. During 1998, the aggregate payments on these leases was $833,000 and $97,000, respectively, by AFG and Mr. Lindner's brother-in-law.

Allen L. Davis, former President and Chief Executive Officer of Provident, received $500,000 during 1998 pursuant to a consulting arrangement he entered into with Provident in connection with his retirement on May 1, 1998.

INDEPENDENT AUDITORS

The accounting firm of Ernst & Young LLP served as Provident's independent auditors for 1998. One or more representatives of that firm will attend the Annual Meeting and will be given the opportunity to comment, if they so desire, and to respond to appropriate questions that may be asked by shareholders. No auditor has yet been selected for the current year, since it is the practice of Provident not to select independent auditors prior to the Annual Meeting of Shareholders.

SHAREHOLDER PROPOSALS FOR NEXT YEAR

The deadline for shareholder proposals to be included in the Proxy Statement for next year's meeting is January 20, 2000.

The form of Proxy for this meeting grants authority to the designated proxies to vote in their discretion on any matters that come before the meeting except those set forth in the Company's Proxy Statement and except for matters as to which adequate notice is received. In order for a notice to be deemed adequate for the 2000 Annual Shareholders' Meeting, it must be received prior to March 2, 2000. If there is a change in the anticipated date of next year's annual meeting or these deadlines by more than 30 days, we will notify you of this change through our Form 10-Q filings.

QUESTIONS?

If you have questions or need more information about the annual meeting, write to:

         Patricia A. Forsythe
         Investor Relations Coordinator
         One East Fourth Street, 855A
         Cincinnati, Ohio 45202

         E-mail:
         InvestorRelations@provident-financial.com

         or call us at (513) 345-7165.

For   more    information    about    Provident,    visit   our    website    at
www.provident-financial.com. For information about your record holdings call The Provident Bank Shareholder Services at 1-800-851-9521.

                        PROVIDENT FINANCIAL GROUP, INC.


PROXY FOR ANNUAL   The undersigned  hereby appoints Robert L. Hoverson and Mark
  MEETING          E. Magee, or either of them, the proxies of the undersigned, each with the power of substitution, to vote cumulatively or otherwise  all shares of Common Stock which the  undersigned
                   would  be  entitled  to  vote  at  the  Annual   Meeting  of
                   Shareholders of Provident  Financial Group, Inc., to be held
                   May 20, 1999 at 9:00 a.m. Eastern Time, as specified below on the matters described in Provident's Proxy Statement and in their discretion with respect to such other business as may properly come before the meeting or any adjournment thereof. THE PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD
                   OF DIRECTORS UNLESS A CONTRARY CHOICE IS SPECIFIED.


                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                        "FOR" THE ELECTION OF DIRECTORS.


1.   To elect the 7 nominees listed below:

         FOR   [ ]               AGAINST   [ ]                      ABSTAIN [ ]

     Jack M. Cook, Thomas D. Grote, Jr., Robert L. Hoverson, Philip R. Myers, Joseph A. Pedoto, Sidney A. Peerless and Joseph A. Steger.

     (To withhold authority to vote for any individual nominee(s), write that nominee's name in the space provided below.)



                                        Date:
                                             -----------------------------------



                                        ----------------------------------------
                                        (Important: Please sign exactly as  name
                                        appears hereon indicating,  where proper
                                        official   position  or   representative
                                        capacity. In case of joint holders, all should sign.)


                        THIS PROXY IS SOLICITED ON BEHALF
                            OF THE BOARD OF DIRECTORS